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                                                                      Exhibit 21

                    LIST OF IMCO RECYCLING INC. SUBSIDIARIES

Wholly owned unless otherwise indicated as of March 1, 2002.

1.  IMCO Investment Company, a Delaware Corporation

2.  Interamerican Zinc, Inc., a Delaware Corporation

3.  IMCO Recycling of Ohio Inc., a Delaware Corporation

4.  IMCO Management Partnership L.P., a Texas Limited Partnership

5.  IMCO Recycling of California, Inc., a Delaware Corporation

6.  IMCO Energy Corp., a Delaware Corporation

7.  IMCO International, Inc., a Delaware Corporation

8.  IMCO Recycling of Indiana Inc., a Delaware Corporation

9.  IMCO Recycling of Illinois Inc., an Illinois Corporation

10. IMCO Indiana Partnership L.P., an Indiana Limited Partnership

11. Pittsburg Aluminum, Inc., a Kansas Corporation

12. VAW-IMCO GuB und Recycling GmbH, a private company with limited liability organized under the laws of Germany (50% owned)

13. IMCO Recycling of Michigan L.L.C., a Delaware Limited Liability Company

14. IMCO Recycling (UK) LTD., a private company limited by shares and organized under the laws of England and Wales

15. IMSAMET, Inc., a Delaware Corporation

16. IMCO Recycling of Idaho Inc., a Delaware Corporation

17. IMCO Recycling of Utah Inc., a Delaware Corporation

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                    LIST OF IMCO RECYCLING INC. SUBSIDIARIES

18. Imsamet of Arizona, an Arizona General Partnership (70% owned)

19. Solar Aluminum Technology Services, a Utah General Partnership (50% owned)

20. Rock Creek aluminum, Inc., an Ohio Corporation

21. Alchem Aluminum, Inc., a Delaware Corporation

22. IMCO Recycling Holding B.V., a private company with limited liability organized under the laws of the Netherlands

23. Dutch Aluminum C.V., a limited partnership organized under the laws of the Netherlands

24. U.S. Zinc Corporation, a Delaware Corporation

25. Gulf Reduction Corporation, a Delaware Corporation

26. Midwest Zinc Corporation, a Delaware Corporation

27. MetalChem, Inc., a Pennsylvania Corporation

28. Western Zinc Corporation, a Califonia Corporation

29. U.S. Zinc Export Corporation, a Texas Corporation

30. IMCO -- FSC, Inc., a Barbados Corporation

31. MetalChem Canada Incorporated, an Ontario Corporation

32. MetalChem Handel GmbH, a private company with limited liability organized under the laws of Germany

33. Alchem Aluminum Shelbyville Inc., a Delaware Corporation

34. Indiana Aluminum Inc., an Indiana Corporation

35. IMCO Funding Corporation, a Delaware Corporation organized as a Qualified Special Purpose Entity

36. IMCO Recycling Services Company, a Delaware Corporation

37. IMCO Operations Services Company, a Delaware Corporation

38. IMCO Reciclaje de Mexico, S. de R.L. de C.V., a limited liability company with variable capital organized under the laws of Mexico

39. IMCO Reciclaje de Nuevo Leon, S. de R.L. de C.V., a limited liability company with variable capital organized under the laws of Mexico.